SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 19, 2004

PLUG POWER INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27527	22-3672377
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

968 Albany-Shaker Road, Latham, New York 12110

(Address of Principal Executive Offices and Zip Code)

(518) 782-7700

(Registrant’s telephone number, including area code)

Item 5.    Other Events and Required FD Disclosure.

On May 19, 2004, Plug Power Inc. (the “Company”) issued a press release announcing that an agreement has been reached in the shareholders’ class action lawsuit commenced against the Company and certain of its officers and directors in August 2000.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

Exhibit Number		Description

99.1	*	Press Release of Plug Power Inc. dated May 19, 2004.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2004

PLUG POWER INC.

By:  /s/ David A. Neumann

        David A. Neumann

        Chief Financial Officer

EXHIBIT INDEX

99.1*    Press Release of Plug Power Inc. dated May 19, 2004.

*	Filed herewith.